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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement No. 333-____ on Form S-8 of our report dated June 10, 1998, relating to the financial statements for the 12 months ending 30 November 1997 of Independent Exhibitions Limited, Equity Information Exchange Limited, Service Exhibitions Limited, which is incorporated by reference in the Penton Media, Inc.'s Registration Statement on Form S-1 dated August 5, 1998. We also consent to the references to us under the headings "Experts" in the S-1 Registration Statement.

HORWATH CLARK WHITEHILL

London, England
August 24, 1998